UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2007

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On August 21, 2007, the Compensation Committee of the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) approved an Executive Severance Plan (the “Severance Plan”) to provide greater consistency between the severance protections afforded certain eligible officers of the Company. It is currently estimated that approximately thirty persons are eligible to participate in the plan. This number is subject to change.
If, during the term of the Severance Plan, a participant’s employment with the Company is terminated by the Company without cause or by the participant for good reason, the participant will generally be entitled to receive outplacement benefits, severance at the participant’s annual base salary rate for a number of years following the participant’s severance date equal to the participant’s “severance multiple,” and a lump sum payment equal to the participant’s expected cost of COBRA premiums for continued medical coverage for a limited period of time.
A participant’s right to receive benefits under the Severance Plan is subject to the participant’s execution of a release of claims in favor of the Company upon the termination of the participant’s employment. Participants are also subject to certain confidentiality, non-solicitation and, while employed by the Company, non-competition restrictive covenants. Participants are also generally obligated to seek new employment to mitigate the Company’s severance obligations under the Severance Plan.
The Compensation Committee designated each of the Company’s four executive officers currently employed by the Company and named in the Summary Compensation Table of the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders as a participant in the Severance Plan. Each named executive’s severance multiple under the Severance Plan is generally one (1). An executive’s severance multiple may also increase, but in no event to more than one and a half (1.5), based on the executive’s tenure with the Company. However, in the event that the named executive is terminated upon, within three months before, or within one year after, certain changes in control of the Company, the executive’s severance multiple will be one and a half (1.5) or, in the case of the Company’s Chief Executive Officer, two (2).
In the event that an executive is also entitled to severance pursuant to an employment agreement or other severance arrangement with the Company, the benefits payable under that other arrangement will reduce, on a dollar-for-dollar basis, any severance otherwise payable pursuant to the Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Sunwear of California, Inc.
Dated: August 28, 2007	/s/ Sally Frame Kasaks
Sally Frame Kasaks
Chief Executive Officer